Exhibit 99.1

Concentrix Reports First Quarter 2025 Results
–Exceeds first quarter revenue and profit guidance
–Reiterates full year guidance and remains on track to generate approximately $625 million to $650 million of adjusted free cash flow for the year
–Expects to return more than $240 million to shareholders in fiscal 2025 through share repurchases and dividends
–Ongoing momentum and demand for iX Hello™ AI products

Newark, Calif., March 26, 2025 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal first quarter ended February 28, 2025.

	Three Months Ended
	February 28, 2025	February 29, 2024	Change
Revenue ($M)	$2,372.2	$2,402.7	(1.3)%
Operating income ($M)	$168.9	$148.4	13.8%
Non-GAAP operating income ($M) (1)	$321.5	$319.1	0.8%
Operating margin	7.1%	6.2%	90 bps
Non-GAAP operating margin (1)	13.6%	13.3%	30 bps
Net income ($M)	$70.3	$52.1	34.9%
Non-GAAP net income ($M) (1)	$188.1	$175.7	7.1%
Adjusted EBITDA ($M) (1)	$374.2	$384.3	(2.6)%
Adjusted EBITDA margin (1)	15.8%	16.0%	-20 bps
Diluted earnings per common share	$1.04	$0.76	36.8%
Non-GAAP diluted earnings per common share (1)	$2.79	$2.57	8.6%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

First Quarter Fiscal 2025 Highlights:
•Revenue of $2,372.2 million, a decrease of 1.3% year-on-year as reported compared to revenue of $2,402.7 million in the prior year first quarter. The Company grew revenue 1.3% year-on-year on a constant currency basis.
•Operating income of $168.9 million, or 7.1% of revenue, compared to $148.4 million, or 6.2% of revenue, in the prior year first quarter.
•Non-GAAP operating income of $321.5 million, or 13.6% of revenue, compared to $319.1 million, or 13.3% of revenue in the prior year first quarter.
•Adjusted EBITDA of $374.2 million, or 15.8% of revenue, compared with $384.3 million, or 16.0% of revenue in the prior year first quarter.
•Cash flow provided by operations was $1.4 million in the quarter. Adjusted free cash flow(1) was a use of $39.8 million in the quarter.
•Diluted earnings per common share (“EPS”) was $1.04 compared to $0.76 in the prior year first quarter.
•Non-GAAP diluted EPS was $2.79 compared to $2.57 in the prior year first quarter.

“Our first quarter results demonstrate our progress as we win quality business and take advantage of GenAI opportunities, leveraging our unique technology and service capabilities to drive our clients’ success,” said Chris Caldwell, President and CEO of Concentrix. “With a solid start to the year, we remain on track to deliver ongoing constant currency revenue growth, while expanding margins and growing free cash flow in 2025 and beyond.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.33275 per share quarterly dividend on February 11, 2025. The Company’s Board of Directors has declared a quarterly dividend of $0.33275 per share payable on May 6, 2025, to shareholders of record at the close of business on April 25, 2025.
•The Company repurchased approximately 550,000 common shares in the first quarter at a cost of $26.2 million under its previously announced share repurchase program at an average cost of $47.84 per share. At February 28, 2025, the Company’s remaining share repurchase authorization was $582.3 million.

Business Outlook
The following statements are based on the Company’s current expectations for the second quarter of fiscal 2025 and the full year fiscal 2025. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2025 Expectations:
•Second quarter reported revenue of $2.370 billion to $2.390 billion. Based on current exchange rates, these expectations assume an approximate 90-basis point negative impact of foreign exchange rates compared with the prior year period. The guidance implies constant currency revenue growth for the quarter ranging from 0.50% to 1.25%.
•Operating income of $155 million to $165 million and non-GAAP operating income of $315 million to $325 million.
•Non-GAAP EPS of $2.69 to $2.80, assuming approximately 63.5 million diluted common shares outstanding and approximately 5% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 26%.

Full Year Fiscal 2025 Expectations:
•Full year reported revenue of $9.490 billion to $9.635 billion. Based on current exchange rates, the expectations assume an approximate 135-basis point negative impact of foreign exchange rates compared with the prior year. The guidance implies constant currency revenue growth for the full year of 0% to 1.5%.
•Operating income of $669 million to $709 million and non-GAAP operating income of $1,300 million to $1,340 million.
•Non-GAAP EPS of $11.18 to $11.77, assuming approximately 63.6 million diluted common shares outstanding and approximately 5% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25.5% to 26.5%.

In addition, the Company expects to generate approximately $625 million to $650 million of adjusted free cash flow in fiscal year 2025.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its first quarter fiscal 2025 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note issued in connection with the combination with Webhelp (the “sellers’ note”), change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain tax law changes.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the per share income tax effect of certain tax law changes. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, growth and profitability, results of operations, including revenue and operating income, cash flows, and effective tax rate, the Company’s market valuation, the future growth and success of the Company’s capabilities and products portfolio, the potential benefits associated with use of the Company’s generative artificial intelligence and other products, including productivity and engagement gains, investments, share repurchase and dividend activity, capital allocation, debt repayment and obligations, business strategy, product launches, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, intend, plan, may, will, anticipate, provide, could, should, target, estimate, outlook, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions and their effects on our clients’ businesses, including consumer demand, interest rates, inflation, international tariffs, supply chains, and the effects of the conflicts in Ukraine and Gaza; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the ability to successfully execute on the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for end-to-end solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations, or regulatory guidance, or changes in their interpretation or enforcement; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff across all geographies with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete, and integrate strategic acquisitions or investments or realize anticipated benefits within the expected timeframe, including with respect to the Company’s combination with Webhelp; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024 filed with the Securities and Exchange Commission (“SEC”) and subsequent documents filed with or furnished to the SEC. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2025 Concentrix Corporation. All rights reserved. Concentrix, Webhelp, the Concentrix logo, and all other Concentrix company, product, and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

From Fortune ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	February 28, 2025	November 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$308,000	$240,571
Accounts receivable, net	2,014,821	1,926,737
Other current assets	637,777	675,116
Total current assets	2,960,598	2,842,424
Property and equipment, net	677,636	714,517
Goodwill	4,935,758	4,986,967
Intangible assets, net	2,161,072	2,286,940
Deferred tax assets	235,970	218,396
Other assets	924,085	942,194
Total assets	$11,895,119	$11,991,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,038	$209,812
Current portion of long-term debt	460	2,522
Accrued compensation and benefits	585,341	706,619
Other accrued liabilities	920,143	977,314
Income taxes payable	128,202	99,546
Total current liabilities	1,792,184	1,995,813
Long-term debt, net	4,901,432	4,733,056
Other long-term liabilities	873,639	910,271
Deferred tax liabilities	294,094	312,574
Total liabilities	7,861,349	7,951,714
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of February 28, 2025 and November 30, 2024, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 69,007 and 68,849 shares issued as of February 28, 2025 and November 30, 2024, respectively, and 63,814 and 64,238 shares outstanding as of February 28, 2025 and November 30, 2024, respectively	7	7
Additional paid-in capital	3,711,701	3,683,608
Treasury stock, 5,193 and 4,611 shares as of February 28, 2025 and November 30, 2024, respectively	(449,374)	(421,449)
Retained earnings	1,239,638	1,191,871
Accumulated other comprehensive loss	(468,202)	(414,313)
Total stockholders’ equity	4,033,770	4,039,724
Total liabilities and stockholders’ equity	$11,895,119	$11,991,438

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2025	February 29, 2024	% Change
Revenue
Technology and consumer electronics	$657,692	$665,102	(1)%
Retail, travel and e-commerce	583,898	583,712	—%
Communications and media	371,000	380,165	(2)%
Banking, financial services and insurance	365,193	365,422	—%
Healthcare	189,805	191,089	(1)%
Other	204,634	217,258	(6)%
Total revenue	$2,372,222	$2,402,748	(1)%
Cost of revenue	1,516,323	1,546,219	(2)%
Gross profit	855,899	856,529	—%
Selling, general and administrative expenses	687,032	708,090	(3)%
Operating income	168,867	148,439	14%
Interest expense and finance charges, net	72,994	82,439	(11)%
Other expense (income), net	(4,919)	(6,824)	(28)%
Income before income taxes	100,792	72,824	38%
Provision for income taxes	30,535	20,722	47%
Net income	$70,257	$52,102	35%

Earnings per common share:
Basic	$1.04	$0.76
Diluted	$1.04	$0.76
Weighted-average common shares outstanding:
Basic	64,037	65,664
Diluted	64,065	65,790

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

Three Months Ended
February 28, 2025
Revenue	$2,372,222
Revenue growth, as reported under U.S. GAAP	(1.3)%
Foreign exchange impact	2.6%
Constant currency revenue growth	1.3%

	Three Months Ended
	February 28, 2025	February 29, 2024
Operating income	$168,867	$148,439
Acquisition-related and integration expenses (1)	18,024	30,173
Step-up depreciation	2,376	2,501
Amortization of intangibles	105,619	116,302
Share-based compensation	26,600	21,646
Non-GAAP operating income	$321,486	$319,061

	Three Months Ended
	February 28, 2025	February 29, 2024
Net income	$70,257	$52,102
Interest expense and finance charges, net	72,994	82,439
Provision for income taxes	30,535	20,722
Other expense (income), net	(4,919)	(6,824)
Acquisition-related and integration expenses (1)	18,024	30,173
Step-up depreciation	2,376	2,501
Amortization of intangibles	105,619	116,302
Share-based compensation	26,600	21,646
Depreciation (exclusive of step-up depreciation)	52,721	65,257
Adjusted EBITDA	$374,207	$384,318

	Three Months Ended
	February 28, 2025	February 29, 2024
Operating margin	7.1%	6.2%
Non-GAAP operating margin	13.6%	13.3%
Adjusted EBITDA margin	15.8%	16.0%

	Three Months Ended
	February 28, 2025	February 29, 2024
Net income	$70,257	$52,102
Acquisition-related and integration expenses (1)	18,024	30,173
Step-up depreciation	2,376	2,501
Imputed interest related to sellers’ note included in interest expense and finance charges, net	4,186	4,178
Change in acquisition contingent consideration included in other expense (income), net	(2,024)	(14,897)
Foreign currency losses (gains), net (2)	(4,179)	6,610
Amortization of intangibles	105,619	116,302
Share-based compensation	26,600	21,646
Income taxes related to the above (3)	(36,992)	(42,960)
Income tax effect of change in tax law	4,269	—
Non-GAAP net income	$188,136	$175,655

	Three Months Ended
	February 28, 2025	February 29, 2024
Net income	$70,257	$52,102
Less: net income allocated to participating securities	(3,416)	(1,998)
Net income attributable to common stockholders	66,841	50,104
Acquisition-related and integration expenses allocated to common stockholders (1)	17,148	29,016
Step-up depreciation allocated to common stockholders	2,260	2,405
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	3,982	4,018
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	(1,926)	(14,326)
Foreign currency losses (gains), net allocated to common stockholders (2)	(3,976)	6,357
Amortization of intangibles allocated to common stockholders	100,484	111,842
Share-based compensation allocated to common stockholders	25,307	20,816
Income taxes related to the above allocated to common stockholders (3)	(35,193)	(41,313)
Income tax effect of change in tax law allocated to common stockholders	4,061	—
Non-GAAP net income attributable to common stockholders	$178,988	$168,919

	Three Months Ended
	February 28, 2025	February 29, 2024
Diluted earnings per common share (“EPS”) (4)	$1.04	$0.76
Acquisition-related and integration expenses (1)	0.27	0.44
Step-up depreciation	0.04	0.04
Imputed interest related to sellers' note included in interest expense and finance charges, net	0.06	0.06
Change in acquisition contingent consideration included in other expense (income), net	(0.03)	(0.22)
Foreign currency losses (gains), net (2)	(0.06)	0.10
Amortization of intangibles	1.57	1.70
Share-based compensation	0.40	0.32
Income taxes related to the above (3)	(0.56)	(0.63)
Income tax effect of change in tax law	0.06	—
Non-GAAP diluted EPS	$2.79	$2.57

Weighted-average number of common shares - diluted	64,065	65,790

	Three Months Ended
	February 28, 2025	February 29, 2024
Net cash provided by operating activities	$1,408	$(46,870)
Purchases of property and equipment	(50,618)	(56,059)
Free cash flow	(49,210)	(102,929)
Change in outstanding factoring balances	9,394	21,624
Adjusted free cash flow	$(39,816)	$(81,305)

	Forecast
	Three Months Ending May 31, 2025		Fiscal Year Ending November 30, 2025
	Low	High	Low	High
Revenue	$2,370,000	$2,390,000	$9,490,000	$9,635,000
Revenue growth, as reported under U.S. GAAP	(0.40)%	0.35%	(1.35)%	0.15%
Foreign exchange impact	0.90%	0.90%	1.35%	1.35%
Constant currency revenue growth	0.50%	1.25%	0.00%	1.50%

	Forecast
	Three Months Ending May 31, 2025		Fiscal Year Ending November 30, 2025
	Low	High	Low	High
Operating income	$155,000	$165,000	$669,000	$709,000
Amortization of intangibles	109,000	109,000	432,000	432,000
Share-based compensation	29,000	29,000	123,000	123,000
Acquisition-related and integration expenses	19,500	19,500	66,000	66,000
Step-up depreciation	2,500	2,500	10,000	10,000
Non-GAAP operating income	$315,000	$325,000	$1,300,000	$1,340,000

(1) For the three months ended February 28, 2025 and February 29, 2024, acquisition-related and integration expenses, including restructuring costs, primarily included integration costs associated with the Company’s combination with Webhelp. These costs primarily include severance and employee-related costs, costs associated with facilities consolidation, including lease terminations to integrate the businesses, and information technology system consolidation costs.

(2) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting.

(3) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(4) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards and certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 4.9% and 3.8% of net income, respectively, for the three months ended February 28, 2025 and February 29, 2024, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.